UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Technip Energies N.V.
(Exact name of registrant as specified in its charter)

The Netherlands (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

2126, boulevard de la Défense
CS 10266, 92741 Nanterre
Cedex, France
 (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:      N/A    (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary shares, par value €0.01 per share*
(Title of class)

* The ordinary shares, par value $0.01 per share (“Ordinary Shares”), may be held in the form of American Depositary Shares evidenced by American Depositary Receipts. The American Depositary Shares are exempt from registration under Section 12(g) based on Rule 12g3-2(d) of the Act.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The description under the heading “Description of share capital and articles of association” relating to the Registrant’s Ordinary Shares, in the prospectus, dated February 11, 2021 included in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-252215) originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 19, 2021, as amended from time to time (the “Registration Statement”), is incorporated by reference herein.

Item 2.	Exhibits

Exhibit No.	Description
3.1
Unofficial English translation of the Deed of Amendment of the Articles of Association of Technip Energies N.V., dated February 16, 2021, incorporated by reference to the Registrant’s report furnished to the SEC on Form 6-K on February 22, 2021

SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereto duly authorized.

Date: March 21, 2022

TECHNIP ENERGIES N.V.

By:	/s/ Bruno Vibert
Name:	Bruno Vibert
Title:	Chief Financial Officer